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                                                                   EXHIBIT 10.10

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTES
                         AND WARRANT PURCHASE AGREEMENT



        THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTES AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made and entered into as of September 30, 1992, by and among EXTENDED SYSTEMS, INC., a Delaware corporation (the "Company"), and the persons listed on Exhibit 1.01A hereto (the "Purchasers").

        1.     PURCHASE, SALE AND TERMS OF NOTES AND WARRANTS

               1.01 The Zero Promissory Notes. The Company has authorized the issuance and sale of the Company's $7,625,000 Maturity Value of Zero Coupon Convertible Subordinated Promissory Notes (the "Zero Coupon Notes") with the Maturity Value payable on September 29, 1999, to the Purchasers for the Issue Price and in the respective Maturity Values set forth in Exhibit 1.01A hereto. The Zero Coupon Notes shall be substantially in the form set forth in Exhibit 1.01B hereto.

               1.02 The 10% Promissory Notes. The Company has authorized the issuance and sale of the Company's $500,000 principal amount 10% Convertible Subordinated Promissory Notes (the "10% Notes") with interest payable annually in arrears until the principal is paid in full and principal is payable on September 29, 1999, to the Purchasers, in the respective amounts set forth in
Exhibit 1.01A hereto. The 10% Notes shall be substantially in the form set forth in Exhibit 1.02 hereto. (Collectively the Zero Coupon Notes and 10% Notes are herein referred to individually as a "Note" and collectively as the "Notes"). Any shares of Common Stock issuable upon conversion of the Notes, and such shares when issued, are herein referred to as the "Conversion Shares."

               1.03 The Warrants. The Company has authorized the issuance and sale of three-year warrants to purchase 76,062 shares of the Company's Common Stock, $.10 par value, at a price of $32.868 per share to the Purchasers, in the respective amounts and for the price set forth in Exhibit 1.01A hereto. The Warrants (the "Warrants") shall be delivered pursuant to Warrant Certificates substantially in the form set forth in Exhibit 103 hereto. Any shares of Common Stock issuable upon exercise of the Warrants and such shares when issued are herein referred to as the "Warrant Shares."

               1.04 The Securities. The Zero Coupon Notes, 10% Notes and Warrants are sometimes referred to herein collectively as the "Securities."

               1.05 Reservation of Shares. The Company shall authorize and reserve, and covenants to continue to reserve, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the rights of conversion of the holders of the Notes and Warrants.


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               1.06 The Closing of Purchase and Sale of Notes and Warrants. The
Company hereby issues and sells to the Purchasers, and the Purchasers, severally but not jointly, hereby purchase, the Securities for the purchase price and in the amounts set forth opposite their respective names in Exhibit 1.01A hereto. Such purchase and sale shall take place at a closing (the "Closing") to be held at the office of Stradling, Yocca, Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, on September 30, 1992 at 10:00 A.M., or on such other date and at such time as may be mutually agreed upon. The Company hereby issues and delivers the Notes payable to the order of Purchasers and Warrant Certificates representing the Warrants all in the amounts set forth opposite their respective names in Exhibit 1.01A hereto. Purchasers hereby pay the purchase price by wire transfers to the account of the Company or by delivery of checks payable to the order of the Company.

               1.07 Payments and Endorsements. Payment of principal and accrued Original Issue Discount on the Zero Coupon Notes and payments of principal and interest, on the 10% Notes, shall be made directly by check duly mailed or delivered to each Purchaser at its address referred to in Exhibit 1.01A hereto, without any presentment or notation of payment, except that prior to transfer of any 10% Note, the holder of record shall endorse on such 10% Note a record of the date to which interest has been paid and on all Notes a record of the date all payments made on account of principal of such Note.

               1.08   Redemption of Notes.

                      (a) Required Redemptions. Upon the earlier to occur of a merger or other change of control described in Section 4.02(a) or on the 29th day of September 1999, the Company shall pay, without premium, the Issue Price plus the accrued Original Issue Discount of the Zero Coupon Notes then outstanding and the full principal amount of and interest due on the 10% Notes, or such lesser amount as may be then outstanding.

                      (b) Optional Redemption. In addition to the redemption of Notes required under subsection 1.08(a), in the event the Company closes a Qualified Public Offering the Company may, without premium, subject to the notice requirement of subsection 1.08(c), redeem the outstanding Notes, in whole but not in part, in an amount equal to the Issue Price of, and all accrued Original Issue Discount on, the Zero Coupon Notes, to the extent such Notes remain outstanding and together with all accrued and unpaid interest due on the amount then remaining outstanding on the 10% Notes.

                      (c) Notice of Redemptions. Notice of optional redemptions pursuant to subsection 1.08(b) shall be given to all registered holders of the Notes at least thirty (30) days prior to the date of such redemption. The Company shall give all registered holders of the Notes at least ten (10) days prior written notice of the Company's intention to file a Registration Statement with the Securities and Exchange Commission for Any Public Offering.

               1.09 Registration, etc. The Company shall maintain at its principal office a register of the Notes and shall record the names and addresses of the holders of the Notes, which includes the address to which notices are to be sent and payments are to be made, and the particulars of all transfers, exchanges and replacements of Notes.


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               1.10 Transfer and Exchange of Notes. The holder of any Note may surrender such Note at the principal office of the Company for transfer or exchange. The Company shall promptly make such exchange or transfer without expense to the holder (other than transfer taxes, if any) and shall issue in exchange therefor another Note for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered.

               1.11 Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note.

               1.12 Subordination. The payment of the principal of, and with respect to the 10% Notes, interest on, each and all of the Notes shall be subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt (as hereinafter defined) at any time outstanding.

                      (a) No Payment on Notes Under Certain Conditions. In the event that:

                             (i) any default occurs in the payment of the
principal of or interest on any Senior Debt and during the continuance of such default until such payment has been made or such default has been cured or waived in writing by such holder of Senior Debt; or

                             (ii) the maturity of any Senior Debt is accelerated
by any holder thereof because of a default with respect thereto and until such acceleration has been rescinded or said Senior Debt has been paid;

then and during the continuance of any of such events no payment of principal or interest on the Notes shall be made nor shall any property or assets be applied to the purchase or redemption of the Notes, whether voluntary or involuntary, by the Company or demanded or accepted by any holder of the Notes who has received notice from the Company or from a holder of Senior Debt of either of such events.

                      (b) Scope of Section. The provisions of this Section 1.12 are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Debt, on the other hand. Nothing contained in this Section 1.12 or elsewhere in this Agreement or the Notes is intended to or shall impair, as between the Company, its creditors, other than the holders of Senior Debt, and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal of the Notes, Original Issue Discount on the Zero Coupon Notes, and interest on the 10% Notes as and when the same shall become due and payable in accordance with the terms thereof.

                      (c) Senior Debt Defined. The term "Senior Debt" shall mean
(i) all Indebtedness of the Company (which is not convertible into equity securities of the Company and is not issued in conjunction with equity securities of the Company or options or warrants to purchase equity securities of the Company) for money borrowed from banks or other institutional lenders, including any


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extension or renewals thereof, whether outstanding on the date hereof or thereafter created or incurred, which is not by its terms subordinate and junior to or on a parity with the Notes.

               1.13 Representations by the Purchasers.

                      (a) Investment. Each Purchaser severally, and not jointly, represents that:

                             (i) Such Purchaser has been advised that the
Securities have not been registered under the Securities Act nor qualified under any state securities laws on the ground, among others, that no distribution or public offering of the Securities, the Conversion Shares or the Warrant Shares, is to be effected. It is Purchaser's intention to acquire the Securities for its own account for the purpose of investment and not with a view to distribution or resale thereof.

                             (ii) The Purchaser acknowledges that the Notes and
the certificates representing the Conversion Shares and the Warrant Shares, when issued, shall contain the following legends:

                      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER;

                      THIS STOCK IS RESTRICTED STOCK AND MAY NOT BE SOLD WITHOUT FIRST OFFERING IT TO THE CORPORATION, WHICH SHALL HAVE THE RIGHT TO PURCHASE IT WITHIN THIRTY (30) DAYS AT THE LATEST APPRAISAL PRICE DETERMINED BY AN INDEPENDENT OUTSIDE APPRAISER WITHIN ONE HUNDRED TWENTY (120) DAYS PRIOR TO THE DATE OF SALE PURSUANT TO ARTICLE 4B OF THE AMENDED ARTICLES OF INCORPORATION.

                      THIS RESTRICTION SHALL REMAIN IN EFFECT AT ALL TIMES AND SHALL APPLY TO ANY FUTURE OWNER OR TRANSFEREE OF THIS STOCK.

The legend arising from the Company's Certificate of Incorporation, shall expire upon the closing of Any Public Offering.


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                      (b) Authorization. Each Purchaser, severally, but not
jointly, further represents that:

                             (i) It has duly authorized, executed and delivered
this Agreement and any other agreements and instruments executed in connection herewith.

                             (ii) This Agreement and such other agreements and
instruments constitute the valid and binding obligations of such Purchaser, enforceable against it in accordance with their respective terms.

               1.14 Use of Proceeds. The Company shall use the proceeds from the offer and sale of the Notes and the Warrants for the purpose of repurchasing shares of the outstanding Common Stock of the Company from the Selling Shareholders at a price per share not to exceed the most recently appraised purchase price which is $29.88, and to the extent it is not used for the repurchase of shares of the Common Stock the remainder shall be used for working capital purposes.

        2.     CONDITIONS TO PURCHASERS' OBLIGATIONS

               The obligation of each Purchaser to purchase and pay for the Securities at the Closing is subject to the following conditions:

               2.01 Documentation at Closing. The Purchasers shall have received prior to or at the Closing all of the following:

                      (a) A favorable opinion of Hamlin & Sasser, counsel for the Company, as to matters set forth in Exhibit 2.01A and as to such other matters as the Purchasers, or their special counsel, may reasonably request.

                      (b) A Stockholders' Agreement, in the form set forth in
Exhibit 2.01B, shall have been executed by the parties named therein.

               2.02 Consents, Waivers, etc. Prior to the Closing, the Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Securities and to carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect.

        3.     REPRESENTATIONS AND WARRANTIES

               The Company, which in every event shall include all Subsidiaries, represents and warrants, that except as set forth in the Disclosure Schedule attached hereto as Exhibit 3.00:

               3.01 Organization, Standing of and Corporate Action by the Company. The Company is a duly organized and validly existing corporation duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the failure to be so qualified


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would have a material adverse effect upon the business as now conducted. The
Company has taken all corporate action required to make all the provisions of this Agreement, the Securities and any other agreements and instruments executed in connection herewith and therewith, the valid and enforceable obligations of the Company. The Company has complied with all applicable federal or state securities laws in connection with the issuance and sale of the Securities.

               3.02 Capitalization. The Company has a total authorized capitalization consisting of 10,000,000 shares of Class A Common Stock, $.10 par value, and 10,000,000 shares of Class B Preferred Stock, $.10 par value. A complete list of the shares of Class A Common Stock and Class B Preferred Stock currently issued and outstanding and the names in which such shares are registered is set forth in Exhibit 3.02 hereto. All of the outstanding shares of capital stock of the Company have been duly authorized, are validly issued and are fully paid and nonassessable and all shares issuable upon exercise of outstanding options and warrants have been duly authorized and, when issued in accordance with the terms of such options and warrants, will be validly issued, fully paid and nonassessable. The Conversion Shares, when issued and delivered upon conversion of the Notes, and the Warrant Shares when issued and delivered upon exercise of the Warrants, will be duly authorized, validly issued and fully paid and nonassessable free and clear of all liens and encumbrances created by the Company.

               3.03 Financial Statements. The Financial Statements of the Company for the years ended June 30, 1990, 1991 and 1992, as certified by Coopers & Lybrand, and of the Company for the two months ended August 31, 1992, certified by the principal financial officer of the Company (collectively, the "Financial Statements") copies of which Financial Statements, along with any officers reports, have heretofore been delivered to Purchasers or their special counsel, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved subject to year-end adjustments which would not be materially adverse, and fairly present the financial position and results of operations of the Company and Subsidiaries for the periods covered. Since June 30, 1992 no event has occurred or failed to occur that would be required to be disclosed in the footnotes of the Financial Statements for such statements to be prepared in accordance with generally accepted accounting principles, and to the best knowledge of the Company, there has been no other event or condition of any character specifically relating to the Company which specifically pertains to and materially adversely affects its business, properties or condition, financial or otherwise.

               3.04 Intellectual Property. To the best knowledge of the Company, except as otherwise expressly disclosed to Purchasers, the Company has title to and ownership of all necessary patents, licenses, trademarks, service marks, tradenames, copyrights, trade secrets, inventions, franchises, computer software and other proprietary rights ("intellectual property") necessary for its business as now conducted, or proposed to be conducted, without any conflict with or infringement of the rights of others. The Company has no reason to believe that it has violated, or violates, any of the intellectual property rights of any other person or entity.

               3.05 Disclosure. To the best knowledge of the Company, all responses to Purchasers and its counsel to all written and oral requests for information have been true and accurate in every material respect and no representation, warranty or statement by the Company in this Agreement or in any written statement furnished to the Purchasers or their counsel pursuant to this Agreement contains


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or will contain any untrue statement of material fact or omits to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading. To the best knowledge of the Company, there is no material information regarding the Company that the Company has failed to disclose that is likely to have a material adverse effect upon the Company.

        4.     COVENANTS OF THE COMPANY AND PURCHASERS

               4.01 Affirmative Covenants of the Company Other Than Reporting Requirements. The Company covenants and agrees that, so long as any of the Notes are outstanding or, until the closing of a Qualified Public Offering it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions:

                      (a) Punctual Payment. Redeem the Notes at the times and place and in the manner provided in the terms of the Notes, respectively; and pay the principal of, premium, if any, and interest on each of the Notes at the times and place and in the manner provided in the Notes and herein.

                      (b) Compensation. The Compensation Committee of the Board of Directors (which shall consist of not more than three members of the Board of Directors and of which the director designated by the Purchasers pursuant to the Stockholders' Agreement will be a member and a director who is not employed by the Company nor affiliated with an employee is a member) shall annually prepare and submit recommended compensation for the Company's officers to the Board of Directors.

                      (c) Employment Agreements. The Company has caused all officers and employees to enter an Employment Agreement and a Confidentiality Agreement with the Company, and will continue to cause its new employees to enter such agreements with the Company.

                      (d) Budgets and Board Approval. No later than the fifteenth day following the commencement of each fiscal year, prepare and submit to, and not more than forty-five (45) days into the current fiscal year obtain the approval of a majority of, the Board of Directors a budget for the upcoming fiscal year, including projections or forecasts of capital and operating expenses, cash flow, and profits and losses, all itemized in reasonable detail.

                      (e) Board of Directors; Indemnification. The Board of Directors shall not consist of more than seven (7) directors, and shall consist of one member designated by the Purchasers pursuant to the Stockholders' Agreement attached hereto as Exhibit 2.01B. The certificate of incorporation or bylaws of the Company shall at all times provide for the indemnification of the Board of Directors to the full extent provided by the law of the jurisdiction in which the Company is organized. The Company shall pay for reasonable travel and living expenses of the members of the Board of Directors designated by the Purchasers in attending meetings of the Board of Directors and committees thereof and in conducting other business on behalf of the Company in accordance with the Company's customary travel policy.


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               4.02 Negative Covenants of the Company. The Company covenants and agrees that, until the earlier to occur of (i) all of the Notes have been paid in full or converted and, (ii) until the closing of a Qualified Public Offering, it will not take the actions contained in the following covenants and provisions, and will not permit any Subsidiary to take the actions contained in the following covenants and provisions:

                      (a) Mergers, Sale of Assets. Merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions), all or substantially all of its property and assets to any Person, except for sales or other dispositions of assets in the ordinary course of business and except that the Company may merge any Person into it or otherwise acquire such Person so long as the holders of voting stock of the Company immediately prior to such merger are the holders of more than 50% of the voting stock of the resulting company immediately following such merger, such merger or acquisition does not result in the violation of any of the provisions of this Agreement, no such violation exists at the time of such merger or acquisition and the corporate structure does not change in a manner to substantially change the rights of Purchasers. If the Company elects to enter a transaction otherwise prohibited by this Section 4.02(a) it shall first give Purchasers thirty days prior written notice. In the event of a breach of the provisions of this subsection 4.02(a), Purchasers may resort to the remedies provided in Article 7 of this Agreement.

                      (b) Dealings with Affiliates and Others. Other than stock transactions, enter into any transaction with any officer, director or stockholder of the Company, or any member of their respective immediate families, or any corporation or other entity directly or indirectly controlled by one or more of such Persons, except in amounts less than $60,000 in any year in a single transaction or a series of similar transactions, unless such transaction is approved in advance by a majority of disinterested members of the Board of Directors.

                      (c) Dividends. (i) Purchase any class of the Company's or any Subsidiary's capital stock above the appraised fair market value per share of such stock, (ii) purchase any such stock in violation of any existing shareholders or stockholders agreement, if applicable, (iii) pay any dividends on any capital stock if there is a default on the payment of the principal or interest on the Notes, or (iv) if the payment of the dividends or purchase of such stock would impair the capital of the Company. Purchasers acknowledge that the Company has a current policy to pay dividend annually in an amount equal to ten percent of the Company's net income for the year most recently ended.

                      (d) Agreements with Employees for the Purchase of Securities. The Company shall not issue securities to employees, officers, directors or other parties at a price less than the fair market value of such securities, nor shall it grant options to purchase its securities at a price less than the then fair market value.


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               4.03 Reporting Requirements. The Company will furnish the
following to each holder who owns of record or beneficially or has the right to acquire from the Company any Conversion Shares or Warrant Shares, and to each holder of the Notes:

                      (a) within five (5) days after the occurrence of each Event of Default or each event that, with the giving of notice or lapse of time or both, would or could reasonably constitute an Event of Default, the statement of the chief executive officer of the Company setting forth details of such Event of Default or event and the action the Company proposes to take with respect thereto;

                      (b) as soon as available, and in any event within thirty
(30) days after the end of each fiscal month of the Company, Consolidated balance sheets of the Company and its Subsidiaries as of the end of such month and Consolidated statements of income and retained earnings for the period ending with such month and within thirty (30) days after the end of each fiscal quarter of the Company statements of cash flow of the Company for the period ending with such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the prior fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief executive officer or chief financial officer of the Company as having been prepared consistent with the annual statements of the Company except for year end adjustments;

                      (c) as soon as available, and in any event within ninety
(90) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company, including therein Consolidated, balance sheets of the Company as of the end of such fiscal year and Consolidated statements of income and retained earnings and of statements of cash flow of the Company, all duly certified by a nationally recognized independent public accounting firm chosen by the Board of Directors;

                      (d) no later than thirty (30) days after the commencement of each fiscal year of the Company, a copy of the initial operating plan and budget provided for in Section 4.01(d).

               4.04 Confidentiality. Any confidential information obtained by any holder of the Securities, Conversion or Warrant Shares pursuant to this Agreement shall be treated as confidential and shall not be disclosed to a third party without the consent of the Board of Directors, except that such information shall not be deemed confidential for the purpose of enforcement of this Agreement, provided, however Purchasers may disclose to the limited partners of Purchasers the type and nature of financial information regarding the Company as is set out in Exhibit 4.04 hereto.

        5.     REGISTRATION RIGHTS

               5.01 "Piggy Back" Registration.

                      (a) If at any time the Company shall determine to register under the Securities Act (including pursuant to a demand of any shareholder of the Company exercising registration rights) any of its Common Stock, other than a registration relating solely to employee stock option or purchase plans, or a registration statement on Form S-4 (or any similar form promulgated by the Securities and


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
Exchange Commission) relating solely to a Securities and Exchange Commission Rule 145 transaction, the Company shall send to each holder of Registrable Shares written notice of such determination and, if within ten (10) days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares that such holder requests to be registered.

                      (b) If the registration of which the Company gives notice involves an underwriting, all holders proposing to have registered their Registrable Shares, shall enter into an underwriting agreement in customary form with the underwriter selected for such underwriting. If the underwriter determines that marketing factors require a limitation of the number of securities to be underwritten, the underwriter may limit the number of Registrable Shares to be included in the registration and underwriting pro rata.

               5.02 Registration on Form S-3. In addition to the rights provided the holders of Registrable Shares in Section 5.01 above, if the registration of Registrable Shares under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Securities and Exchange Commission), the Company will promptly so notify each holder of Registrable Shares, including each holder who has a right to acquire Registrable Shares, and then will at any time, and from time to time, thereafter, as expeditiously as possible, use its best efforts to effect qualification and registration under the Securities Act on said Form S-3 of all or such portion of the Registrable Shares as the holder shall specify.

               5.03 Effectiveness. The Company will use its best efforts to maintain the effectiveness for up to nine (9) months of any registration statement pursuant to which any of the Registrable Shares are being offered.

               5.04 Indemnification. In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each holder and each underwriter of the Registrable Shares so registered and each person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus, as amended, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on an untrue statement or omission with respect to information furnished to the


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
Company by or regarding such holder, underwriter or controlling person in connection with such registration.

               5.05 Exchange Act Registration. The Company will use its best efforts to file on a timely basis with the Securities and Exchange Commission all information that the Commission may require under either of Section 13 or
Section 15(d) of the Exchange Act and, so long as it is required to file such information, shall use its best efforts to take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Company's Common Stock.

               5.06 Further Obligations of the Company. Whenever under the preceding Sections of this Article V the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

                      (a) Furnish to each selling holder such copies of each preliminary and final prospectus and any other documents that such holder may reasonably request to facilitate the public offering of its Registrable Shares;

                      (b) Use its best efforts to register or qualify the Registrable Shares to be registered pursuant to this Article V under the applicable securities or "blue sky" laws of such jurisdictions as any selling holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

                      (c) Furnish to each selling holder a signed counterpart of:

                             (i) an opinion of counsel for the Company, dated
the effective date of the registration statement, and

                             (ii) "comfort" letters signed by the Company's
independent public accountants who have examined and reported on the Company's financial statements included in the registration statement;

                      (d) Permit each selling holder or his counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them; and

                      (e) Furnish to each selling holder, upon request a copy of all documents filed and all correspondence from or to the Securities and Exchange Commission in connection with any such offering unless confidential treatment of such information has been requested of the Securities and Exchange Commission.

               5.07 Expenses. In the case of a registration under Sections 5.01 or 5.02, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and "blue sky" fees and expenses. In each such case, the selling holders shall bear, on a pro rata basis, (i) all underwriting discounts, selling commissions and all applicable stock transfer taxes, and (ii) all fees and disbursements of counsel for such holders.

               5.08 Transfer of Registration Rights. The registration rights of the holders of Registrable Shares under this Article V may be transferred to any transferee of Registrable Shares.

               5.09 No Superior Rights. The Company will not grant registration rights to any Person that are superior to the rights granted hereunder.

        6.     RIGHT TO PARTICIPATE IN FINANCINGS

               6.01 Right of Participation. Prior to Any Public Offering, in the event the Company chooses to issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, for cash or cash equivalents (i) any shares of Common Stock, (ii) any other equity security of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security of the Company, or (iv) any Debt Securities (the "Offered Securities"), the Company shall offer to sell to the Purchasers, as a group, that number of the Offered Securities so that the Purchasers shall retain their then existing equity percentage of the Company on a fully diluted basis. For purposes of making this calculation, Conversion Shares and Warrant Shares shall be deemed to be issued and outstanding shares of Common Stock of the Company.

                      The Company shall offer to sell to each Purchaser (a) that portion of the Offered Securities as the aggregate number of Conversion Shares and Warrant Shares then held by or issuable to such Purchaser bears to the total number of outstanding shares of Common Stock of the Company (the "Basic Amount"), at a price and on the other terms specified by the Company in writing delivered to such Purchaser (the "Offer"), and the Offer by its terms shall remain open and irrevocable for a period of thirty (30) days.

               6.02 Notice of Acceptance. Notice of each Purchaser's intention to accept, in whole or in part, an Offer made pursuant to Section 6.01 shall be evidenced by a writing signed by such Purchaser and delivered to the Company prior to the end of the thirty (30) day period of the Offer, setting forth the portion of the Purchaser's Basic Amount that such Purchaser elects to purchase (the 'Notice of Acceptance"). If the Basic Amounts subscribed for by all Purchasers are less than the total Offered Securities, then any Purchaser shall be entitled to purchase, in addition to the Basic Amount subscribed for, the remaining-aggregate Basic Amount not subscribed for by the other Purchaser, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

               6.03 Conditions to Acceptance by Purchaser.

                      (a) Permitted Sales of Refused Securities. The Company shall have sixty (60) days from the expiration of the period set forth in
Section 6.01 to sell all or any part of the Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the 'Refused Securities") to the Person or Persons specified in the Offer, but only upon terms and conditions, including, without limitation, unit price and interest rates, which are not more favorable, in unit price and interest rates, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

                      (b) Reduction in Amount of Offered Securities. In the event the Company shall propose to sell less than all the Offered Securities (any such sale to be in the manner and on the terms specified in Section 6.03(a) above), then each Purchaser may maintain its then existing equity percentage of the Company. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its respective Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Purchasers in accordance with Section 6.01.

                      (c) Closing. Upon the closing, which shall include full payment to the Company, of the sale to such other Persons of Offered Securities, the Purchasers shall purchase from the Company, and the Company shall sell to the Purchasers, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 6.03(b), upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

               6.04 Further Sale. In each case, any Offered Securities not purchased by the Purchasers or other Persons in accordance with Section 6.03 such Offered Securities may not be sold or otherwise disposed of until they are again offered to the Purchasers under the procedures specified in Section 6.01,
6.02 and 6.03.

               6.05 Exceptions. The rights of the Purchasers under this Article VI shall not apply to: (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;
(b) the issuance of any shares of Common Stock upon conversion of the Notes or exercise of the Warrants; or (c) issuance of shares of Common Stock, or options exercisable therefor, issuable to officers, employees or consultants of the Company and any Subsidiary pursuant to any stock option agreement or plan or stock purchase agreement or plan approved by a vote of not less than a majority of the disinterested members of the Board of Directors of the Company.

               6.06 Assignment of Rights. A Purchaser may assign its rights hereunder in connection with any transfer of the Conversion Shares, Warrants, Warrant Shares and Notes; provided, however, Purchasers shall not transfer the Securities to any competitor of the Company without prior approval of the Board of Directors.

        7.     EVENTS OF DEFAULT

               Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

               (a) The Company shall fail to pay any installment of principal of any of the Notes when due; or

               (b) The Company shall fail to pay any installment of interest on any of the 10% Notes when due or default in the performance of any covenant contained in Section 4.02 and such default shall continue for seven (7) days; or

               (c) Any representation or warranty made by the Company or any Subsidiary in this Agreement or by the Company or any Subsidiary (or any officers of the Company or any Subsidiary) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been materially incorrect; or

               (d) The Company shall fail to perform or observe any material term, covenant or agreement, other than as set out in (b) above, contained in this Agreement or the Securities on its part to be performed or observed, and any such failure remains unremedied for thirty (30) days after written notice thereof has been given to the Company by any holder of the Notes, Conversion Shares, Warrants, or Warrant Shares; or

               (e) The Company shall fail to pay any Indebtedness for borrowed money (other than as evidenced by the Notes) owing by the Company aggregating $100,000 or more, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period); or

               (f) The Company shall be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary or involuntary case being filed against it under Title 11 of the United States Code as from time to time in effect, or under any applicable insolvency laws, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; or (iii) by its making an assignment for the benefit of its creditors, or appointing or consenting to the appointment of a receiver; or

               (g) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against the property of the Company and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy; or

                      (h) The Company shall merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions), all or substantially all of its property and assets (whether now owned or hereinafter acquired) to any Person, or permit any Subsidiary to do any of the foregoing;

then, and in any such event, the Purchasers may, by notice to the Company, declare the entire unpaid Issue Price, plus all accrued Original Issue Discount, all unpaid principal and accrued and unpaid interest on the 10% Notes, and all other amounts payable under this Agreement, to be forthwith due and payable, whereupon the Notes, all such accrued Original Issue Discount and interest and all such amounts shall become and be forthwith due and payable and if such event occurs prior to September 30, 1995, the original purchase price of the Warrants shall also be due and payable in full to Purchasers (unless there shall have occurred an Event of Default under subsection (f), in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

        8.     DEFINITIONS AND ACCOUNTING TERMS

               8.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                      "Any Public Offering" means and includes the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company.

                      "Board of Directors" shall mean the then present members of the Board of Directors of the Company.

                      "Common Stock" includes (a) the Company's Class A Common Stock, $.10 par value, and the Company's Class B Preferred Stock, $.10 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of directors of the Company, and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                      "Consolidated" when used with reference to any term defined herein shall mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles after eliminating intercompany items and minority interests.

                      "Debt Securities" means and includes (i) any debt security of the Company that by its terms is convertible into or exchangeable for any equity security of the Company that is a combination of debt and equity, or (ii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such debt security of the Company.

                      "Exchange Act" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal Agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

                      "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, excluding any liabilities in respect of deferred federal or state income taxes.

                      "Issue Price" means the original purchase price of the Zero Coupon Notes as set forth on Exhibit 1.01A hereto.

                      "Maturity Value" means the amount payable on the Zero Coupon Notes on the stated date due, as set forth on Exhibit 1.01A hereto.

                      "Original Issue Discount" shall mean herein and for federal income tax purposes the difference between the Issue Price and the Maturity Value.

                      "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or. a government or any agency or political subdivision thereof.

                      "Qualified Public Offering" means and includes the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock for the account of the Company from which the aggregate net proceeds to the Company exceed $10,000,000 and in which the price per share is at least $59.76 per share (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock).

                      "Registrable Shares" means and includes (i) the Conversion and Warrant Shares; (ii) any other shares of Common Stock held by the Purchasers; and (iii) any shares of Common Stock issued or issuable upon conversion of other securities of the Company held by the Purchasers.

                      "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering The Securities Act) thereunder, all as the same shall be in effect at the time.

                      "Selling Shareholders" means those stockholders of the Company whose shares of Common Stock are being repurchased by the Company as a use of the proceeds under this transaction which specifically includes the following individuals: Gary D. Atkins, Charles
M. Jopson, Ted L. Wimer, Douglas B. Winterrowd and Steven Bolen.

                      "Subsidiary" or "Subsidiaries" any corporation, 50% or more of the outstanding voting stock of which shall at the time be owned by the Company or by one or more Subsidiaries, or any other entity or enterprise, 50% or more of the equity of which shall at the time be owned by the Company or by one or more Subsidiaries.

                      "Wholly-Owned Subsidiary" or "Wholly-Owned Subsidiaries" means any corporation, 100% of the outstanding voting stock of which shall at the time be owned by the Company or by one or more Wholly-Owned Subsidiaries, or any other entity or enterprise, 100% of the equity of which shall at the time be owned by the Company or by one or more Wholly-Owned Subsidiaries.

                      "Zero Coupon Notes" shall have the meaning assigned to that term in Section 1.01.

                      "10% Notes" shall have the meaning assigned to that term in Section 1.02.

               8.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, and all other financial data submitted pursuant to this Agreement shall be prepared and calculated in accordance with such principles.

        9.     MISCELLANEOUS

               9.01 No Waiver; Cumulative Remedies. No failure or delay on the part of any Purchaser, or any other holder of the Notes, in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative.

               9.02 Amendments, Waivers and Consents. Except as expressly provided herein, no changes in or additions to this Agreement or the Securities may be made, nor compliance with any covenant or provision herein or therein set forth may be omitted or waived, unless the Company shall obtain consent thereto in writing from the party against whom enforcement of any such amendment, waiver or discharge is sought. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               9.03 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic or facsimile communication) and mailed, by certified or registered mail, or telegraphed, sent by facsimile or delivered to the Company at the addresses indicated on the signature page hereto.

               If to the Purchaser: at the address or facsimile number set forth under their respective names on Exhibit 1.01A hereto, with a copy to Stradling, Yocca, Carlson & Rauth, 660 Newport Center

Drive, Suite 1600, Newport Beach, California 92660, Attention: Bruce Feuchter,
Facsimile: (714) 725-4100.

               If to any other holder of the Securities: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

               9.04 Costs, Expenses and Taxes. The parties shall pay their own expenses, fees and costs incurred in connection with the investigation, preparation, execution and delivery of this Agreement, the Securities and the transactions contemplated hereby. In the event of any controversy, claim or dispute among the parties hereto arising out of or relating to this Agreement, or breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

               9.05 Binding Effect: Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective successors and assigns.

               9.06 Survival of Representations and Warranties. All representations and warranties made herein shall survive the execution and delivery hereof.

               9.07 Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

               9.08 Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

               9.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Idaho.

               9.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

               9.11 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Securities.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Extended Systems, Inc.                             EXTENDED SYSTEMS, INC.
5777 North Meeker Avenue

Boise, Idaho 83704
Facsimile:  (208) 377-1906             By: /s/ Gary Atkins
                                           -------------------------------
                                           Gary Atkins, President


with a copy to:

Robert Hamlin                          By: /s/ Doug Winterrowd
Hamlin & Sasser                           -------------------------------
802 West Bannock, Suite 601               Doug Winterrowd, Secretary
Boise, Idaho 83701


                                       SUMMIT VENTURES II, L.P.,
                                       General Partner

                                       By: Stamps, Woodsum & Co. II,
                                           General Partner


                                       By: /s/ Gregory M. Avis
                                           -------------------------------
                                           General Partner


                                       SUMMIT INVESTORS II, L.P.


                                       By: /s/ Gregory M. Avis
                                           -------------------------------
                                           General Partner